As filed with the Securities and Exchange Commission on April 25, 2022.
Registration No. 333-260969

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONHEART ACQUISITION CORPORATION II
(Exact name of registrant as specified in its charter)

Delaware	6770	84-4117825
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4218 NE 2nd Avenue
Miami, Florida 33137
(305) 573-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ophir Sternberg
4218 NE 2nd Avenue
Miami, Florida 33137
(305) 573-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Steven D. Pidgeon Andrew D. Ledbetter DLA Piper LLP (US) 2525 East Camelback Road Phoenix, Arizona 85016-4232 Telephone: (480) 606-5100	Alexandra Plasencia General Counsel MSP Recovery, LLC 2701 Le Jeune Road, Floor 10 Coral Gables, Florida 33134 Telephone: (305) 614-2222	Michael J. Aiello Matthew Gilroy Amanda Fenster Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Telephone: (212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Lionheart Acquisition Corporation II is filing this Amendment No. 6 to its registration statement on Form S-4 (File No. 333-260969) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, the Existing Charter provides that a director will not be personally liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or the Company’s stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Existing Charter provides that the Company will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with future directors and executive officers.

Exhibits and Financial Statement Schedules

Exhibit Index
Exhibit	Description
2.1+	Membership Interest Purchase Agreement (included as Annex A-1 to this proxy statement/prospectus)

2.2+	Amendment No. 1 to Membership Interest Purchase Agreement (included as Annex A-2 to this proxy statement/prospectus)

2.3+	Amendment No. 2 to Membership Interest Purchase Agreement. (included as Annex A-3 to this proxy statement/prospectus)

2.4+	Amendment No. 3 to Membership Interest Purchase Agreement (included as Annex A-4 to this proxy statement/prospectus)

3.1+	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

3.2+	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

3.3+	Form of the Post-Combination Company’s Charter (included as Annex B to this proxy statement/prospectus)

3.4+	Form of the Post-Combination Company’s Bylaws (included as Annex C to this proxy statement/prospectus)

4.1+
Specimen Unit Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-240130) filed with the SEC on August 6, 2020)

4.2+
Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-240130) filed with the SEC on August 6, 2020)

4.3+
Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-240130) filed with the SEC on August 6, 2020)

4.4+
Warrant Agreement, dated August 13, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

4.5+	Form of New Warrant Agreement (included as Annex M to this proxy statement/prospectus)

4.6+	Form of New Warrant Certificate (included in Annex M to this proxy statement/prospectus)

5.1+	Form of Opinion of DLA Piper LLP (US) as to the validity of securities being registered

8.1+	Opinion of Weil, Gotshal & Manges LLP regarding certain U.S. tax matters.

10.1+
Letter Agreement, dated August 13, 2020, by and among the Registrant and its officers, directors, Nomura and the Sponsor (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

Exhibit	Description
10.2+
Investment Management Trust Agreement, dated August 13, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.3+
Registration Rights Agreement, dated August 13, 2020, by and among the Registrant and certain security holders (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.4+
Securities Purchase Agreement, dated July 27, 2020, by and between the Sponsor and Nomura (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.5+
Private Placement Unit Subscription Agreement, dated August 13, 2020, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.6+
Private Placement Unit Subscription Agreement, dated August 13, 2020, by and between the Registrant and Nomura (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.7+
Indemnity Agreements, each dated as of August 13, 2020, by and between the Registrant and each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.8+
Administrative Support Agreement, dated August 13, 2020, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.9+
Forward Purchase Agreement, dated August 13, 2020, by and between the Company and Nomura (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020)

10.10+	Form of Limited Liability Agreement of Opco (included as Annex D to this proxy statement/prospectus)

10.11+	Form of Amended and Restated Registration Rights Agreement (included as Annex E to this proxy statement/prospectus)

10.12+	Form of Tax Receivable Agreement (included as Annex F to this proxy statement/prospectus)

10.13+	Sponsor Agreement (included as Annex G to this proxy statement/prospectus)

10.14+	Form of Employment Agreement (included as Annex H to this proxy statement/prospectus)

10.15+	Form of Escrow Agreement (included as Annex I to this proxy statement/prospectus)

10.16+	Form of 2022 Omnibus Incentive Plan (included as Annex J to this proxy statement/prospectus)

10.17+	Form of Lock-Up Agreement (included as Annex K to this proxy statement/prospectus)

10.18+	Form of Legal Services Agreement (included as Annex L to this proxy statement/prospectus)

10.19+	Side Letter Agreement (included as Annex N to this proxy statement/prospectus)

10.20+	Virage Side Letter Agreement (included as Annex O to this proxy statement/prospectus)

Exhibit	Description
10.21+	Form of VRM Full Return Guaranty Agreement (included as Annex P to this proxy statement/prospectus)

10.22+	Form of Asset and Interest Transfer Agreement in relation to the Series MRCS Asset Acquisition

10.23+	Form of Transfer Agreement in relation to the VRM MSP Asset Acquisition

10.24+	Form of Master Transaction Agreement in relation to the VRM MSP Asset Acquisition

23.1+	Consent of Marcum LLP

23.2+	Consent of Deloitte & Touche LLP

23.3+	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 hereto)

24.1+	Power of Attorney (included on signature page to this registration statement)

99.1+	Consent of John H. Ruiz to be named as a director of the Post-Combination Company

99.2+	Consent of Frank C. Quesada to be named as a director of the Post-Combination Company

99.3+	Consent of Ophir Sternberg to be named as a director of the Post-Combination Company

99.4+	Consent of Roger Melzer to be named as a director of the Post-Combination Company

99.5+	Consent of Thomas Hawkins to be named as a director of the Post-Combination Company

99.6+	Consent of Michael Arrigo to be named as a director of the Post-Combination Company

99.7+	Consent of Beatriz Assapimonwait to be named as a director of the Post-Combination Company

99.8	Consent of the Brattle Group

99.9+	Form of Proxy Card

99.10+†	Brattle Presentation (included as Annex Q to this proxy/statement prospectus)

101.INS+	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document)

101.SCH+	Inline XBRL Taxonomy Extension Schema Document

101.CAL+	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF+	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB+	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE+	Inline XBRL Taxonomy Extension Presentation Linkbase Document

107+	Calculation of Filing Fee Tables

**          To be filed by amendment subsequently.
+          Previously filed.
†          Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K promulgated under the Securities Act because the information is not material and would be competitively harmful if publicly disclosed.

Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.
That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10 (a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

I.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 25th day of April, 2022.

LIONHEART ACQUISITION CORPORATION II

By:	*
	Name:	Ophir Sternberg
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 25, 2022
Ophir Sternberg

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 25, 2022
Paul Rapisarda

*	Director	April 25, 2022
Roger Meltzer

*	Director	April 25, 2022
James Anderson

*	Director	April 25, 2022
Thomas Byrne

*	Director	April 25, 2022
Thomas Hawkins

*By:	/s/ Ophir Sternberg
	Name:	Ophir Sternberg
	Title:	Attorney-in-Fact